Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, JANUARY 17, 2013

CARE INVESTMENT TRUST INC. ANNOUNCES

RESIGNATION OF JOSEPH B. SACKS AS PRINCIPAL ACCOUNTING

OFFICER AND CONTROLLER

NEW YORK – January 17, 2013 – Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment company that invests in healthcare and seniors-related real estate, today announced the resignation of Joseph B. Sacks as Principal Accounting Officer and Controller of the Company effective as of January 31, 2013 in order to pursue other professional opportunities.

About Care Investment Trust

Care Investment Trust Inc. is a real estate investment company that invests in healthcare facilities including assisted-living, independent-living, memory care, skilled nursing and other healthcare and seniors-related real estate assets in the United States of America.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Such risks are set forth under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in Care’s most recent Annual Report on Form 10-K and 10-K/A and its quarterly reports on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K and 10-K/A, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Care Investment Trust Inc.

For more information on the Company, please visit the Company’s website at www.carereit.com

FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:

Salvatore V. (Torey) Riso Jr.

President & Chief Executive Officer

(212) 446-1414

triso@carereit.com

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